UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2018

LiveXLive Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38249	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 Sunset Boulevard, Suite #1201
West Hollywood, CA 90069
(address of principal Executive Offices) (Zip Code)

(310) 601-2500
(Registrant’s telephone number, including area code)

n/a
(Former name, or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2018, LiveXLive Media, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”), with JGB Partners, LP, JGB Capital, LP and JGB (Cayman) Finlaggan Ltd. (each, a “Purchaser” and collectively, the “Purchasers”) pursuant to which the Company sold, in a private placement transaction (the “Financing”), for an aggregate cash purchase price of $10 million, $10.64 million in aggregate principal amount, of its 12.75% Original Issue Discount Senior Secured Convertible Debentures due June 29, 2021 (the “Debentures”).

The Debentures mature on June 29, 2021, accrue interest at 12.75% per year and are convertible into shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”) at a conversion price of $10.00 per share at the holder’s option, subject to certain customary adjustments such as stock splits, stock dividends and stock combinations (the “Conversion Price”). Commencing with the calendar month of December 2018 (subject to the following sentence), the holders of the Debentures will have the right, at their option, to require the Company to redeem an aggregate of up to $170,000 of the outstanding principal amount of the Debentures per month. For the month of December 2018, the holders may not submit a redemption notice for such a redemption prior to December 28, 2018. The Company will be required to promptly, but in any event no more than two trading days after a holder delivers a redemption notice to the Company, pay the applicable redemption amount in cash or, at the Company’s election and subject to certain conditions, in shares of Common Stock. At the Company’s election and subject to certain limitations, the Company may also pay interest in shares of Common Stock. If the Company elects to pay the redemption amount or interest in shares of Common Stock, then, subject to the next sentence, the shares will be delivered based on a price (the “Stock Payment Price”) equal to the lesser of (a) a 10% discount to the average of the three lowest daily volume weighted average prices of the Common Stock over the prior 20 trading days, or (b) the Conversion Price, subject to a certain minimum price per share and if certain conditions are met. The Company will not have the right to, and will not, make any redemption or interest payment in shares of Common Stock unless and until it has obtained the requisite consent of its stockholders under the rules of The Nasdaq Capital Market (“Nasdaq”) or if the issuance of shares as a result of such election would reduce the number of shares that the Company is permitted to issue under Nasdaq listing standards upon the conversion in full of the Debentures.

Subject to the satisfaction of certain conditions, at any time after June 28, 2019, the Company may elect to prepay all, but not less than all, of the Debentures for a prepayment amount equal to the outstanding principal balance of the Debentures plus all accrued and unpaid interest thereon, together with a prepayment premium equal to the following(a) if the Debentures are prepaid after June 29, 2019, but on or prior to December 29, 2019, 10% of the entire outstanding principal balance of the Debentures; (b) if the Debentures are prepaid on or after December 30, 2019, but on or prior to June 29, 2020, 8% of the entire outstanding principal balance of the Debentures; and (c) if the Debentures are prepaid on or after June29, 2020, but prior to the maturity date of the Debentures, 6% of the entire outstanding principal balance of the Debentures. Subject to the satisfaction of certain conditions, the Company may elect to prepay all, but not less than all, of the Debentures in connection with a change of control transaction (as defined in the Debentures) for a prepayment amount equal to the outstanding principal balance of the Debentures plus (i) if the Debentures are prepaid on or after their original issue date, but on or prior to June 29, 2019, all remaining regularly scheduled interest to be paid on the Debentures from the date of such payment of the Debentures to, but excluding, June 29, 2019, plus 10% of the entire outstanding principal balance of the Debentures; and (ii) if the Debentures are prepaid after June 29, 2019, for the prepayment amounts described above.

The Company’s obligations under the Debentures can be accelerated upon the occurrence of certain customary events of default. In the event of default and acceleration of the Company’s obligations, the Company would be required to pay the applicable prepayment amount described above.

The Company’s obligations under the Debentures have been guaranteed under a Subsidiary Guarantee (the “Subsidiary Guarantee”) by its wholly owned subsidiaries, Slacker, Inc., LiveXLive, Corp. and LXL Studios, Inc. (the “Guarantors”). The Company’s obligations under the Debentures and the Guarantors’ obligations under the Subsidiary Guarantee are secured under a Security Agreement (the “Security Agreement”) by a lien on all of the Company’s and the Guarantors’ assets, subject to certain exceptions.

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The Debentures contain customary affirmative and restrictive covenants and representations and warranties, including limitations on indebtedness, liens, investments, dispositions of assets, organizational document amendments, issuance of disqualified stock, change of control transactions, stock repurchases, indebtedness repayments, dividends, the creation of subsidiaries, affiliate transactions, deposit accounts and certain other matters. The Company must also maintain a specified minimum cash balance, meet certain financial targets, and maintain minimum amounts of liquidity.

The foregoing descriptions of the SPA, the Debentures, the Subsidiary Guarantee and the Security Agreement (collectively, the “Financing Documents”) do not purport to be complete and are qualified in their entirety by reference to the full texts of the of the Financing Documents which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The representations, warranties and covenants contained in the Financing Documents were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Financing Documents, and may be subject to exceptions and limitations agreed upon by the contracting parties. Accordingly, the Financing Documents are incorporated herein by reference only to provide investors with information regarding the terms of the Financing Documents, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

Item 1.02. Termination of a Material Definitive Agreement.

On the June 29, 2018, the Company’s subsidiary, Slacker, Inc., paid off all obligations owing under, and terminated, the Loan and Security Agreement, dated as of May 6, 2015, between Slacker, Inc. and Silicon Valley Bank in aggregate amount equal to $3.5 million.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Debentures set forth under Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference in this Item 3.02 in its entirety. The Company issued the Debentures to the Purchasers in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Company relied on this exemption from registration for private placements based in part on the representations made by the Purchasers, including representations with respect to each Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and each Purchaser’s investment intent. The initial maximum number of shares issuable upon conversion of the Debentures is 1,064,000 shares of Common Stock. As described above, the Company may, in certain circumstances and subject to the satisfaction of certain conditions, elect to pay interest and principal on the Debentures in shares of Common Stock at the applicable Stock Payment Price.

Item 8.01. Other Events.

On July 3, 2018, the Company issued the press release attached hereto as Exhibit 99.1 announcing the Financing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1*	Form of 12.75% Original Issue Discount Senior Secured Convertible Debentures due June 29, 2021.
10.1*	Securities Purchase Agreement, dated as of June 29, 2018, between the Company and the Purchasers.
10.2*	Subsidiary Guarantee, dated as of June 29, 2018, made by each of the Guarantors, in favor of the Secured Parties (as defined therein).
10.3*	Security Agreement, dated as of June 29, 2018, among the Company, the Guarantors and JGB Collateral LLC.
99.1*	Press Release dated July 3, 2018.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

	By:	/s/ Robert S. Ellin
	Name:	Robert S. Ellin
Date: July 3, 2018	Title:	Chief Executive Officer

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